Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 21, 2014, relating to the consolidated financial statements and financial statement schedules of Tidewater Inc., and the effectiveness of Tidewater Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Tidewater Inc. for the year ended March 31, 2014.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana

February 9, 2015